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                                                        OFFERING MEMORANDUM #102





                           Share Repurchase Agreement
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                                                        OFFERING MEMORANDUM #102


                           SHARE REPURCHASE AGREEMENT

                  This is an Agreement, made _____________ , 2003, between ________________, residing at __________________________________________________
(the "Shareholder") and NATIONAL ATLANTIC HOLDINGS CORP. (the "Corporation"), a New Jersey corporation located at 4 Paragon Way, Freehold, New Jersey 07728.

STATEMENTS OF FACT:

                  A. The authorized capital stock of the Corporation is 100,000 shares of voting common stock and 100,000 shares of non-voting common stock.

                  B. The Shareholder has purchased __________ shares of the issued and outstanding capital stock of the Corporation, directly from the Corporation.

                  C. PROFORMANCE INSURANCE COMPANY ("Proformance"), a New Jersey insurance company authorized to transact property and casualty insurance in the State of New Jersey, is a wholly owned subsidiary of the Corporation.

                  D. The parties hereto believe that their best interests will be served by imposing certain restrictions and limitations on the future sale and purchase of the Shares.

                  NOW, THEREFORE, it is hereby agreed as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meaning defined in this Article 1:

         1.1. "Agency" shall mean the licensed insurance agency employing the Shareholder which has entered into an Agency Agreement with Proformance. ------

         1.2. "Agency Agreement" shall mean the agreement between Proformance and the Agency or the Shareholder directly, pursuant to which the Agency or the Shareholder has agreed to sell Proformance's insurance products and earn commissions.

         1.3. "Transfer" shall mean any disposition (including, without limitation, gifts, sales, assignments, pledges, encumbrances, bequests, and all other intervivos or testamentary dispositions) whether voluntary or involuntary, or pursuant to court order or by operation of law.

         1.4. "Shares" shall mean all shares of capital stock of the Corporation now or hereafter acquired by the Shareholder.

2. Entire Agreement. Other than the documents executed in connection with Shareholder's subscription for Shares, this Agreement represents the sole and entire understanding of the parties regarding the sale and purchase of the Shares, now or hereafter acquired by the Shareholder directly from the Corporation, and supersedes any and all prior oral or written agreements among them, which are hereby rendered null and void.
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                                                        OFFERING MEMORANDUM #102


3.       Limitation On Transfer Of Shares.

         3.1. Limitation. No Shareholder may Transfer all of any of his or her Shares, except as expressly permitted by or provided in this Agreement, including without limitation, the provisions of Article 4

         3.2. Reasonable Restraint. The Shareholder recognizes and acknowledges that the restraints imposed in this Agreement on the disposition of his or her Shares are fair and reasonable in consideration of their absolute necessity for the proper conduct of the business of the Corporation, the closeness between the Shareholder's Share ownership and agency relationship with the Corporation, and the provisions of this Agreement providing a market for the Shares.

4.       Permitted Transfers Of Shares.

         4.1. Holding Period. The Shareholder may not Transfer his or her Shares for a period of two (2) years from and after the date of this agreement (the "Holding Period"), without the prior written consent of the Corporation, which the Corporation may withhold in its sole and absolute discretion.

         4.2. Limitation On Permitted Transfers.

              (a) If subsequent to the Holding Period, the Shareholder desires to Transfer all or any of his or her Shares for reasons other than (i) the Shareholder's death or disability or (ii) the termination of the Agency Agreement, then the Shareholder shall give the Corporation written notice of his or her intention to do so, at least ninety (90) days prior to the proposed effective date of such Transfer.

              (b) The written notice shall constitute an offer on the part of the Shareholder to sell to the Corporation all of the Shareholder's Shares. If the Corporation desires to exercise the purchase option herein contained, it shall give written notice to the Shareholder no later than sixty (60) days from the date of the Shareholder's notice, setting forth the number of the Shareholder's Shares that the Corporation wishes to purchase.

              (c) If all of the Shares shall not be purchased by the Corporation, the Shareholder shall be free to transfer all of such Shares not purchased by the Corporation for a period of six (6) months after the Shareholder's notice, provided, however, that the transferee of such Shares must agree, in writing, to be bound by the terms and conditions of this Agreement. If the Shareholder shall fail to Transfer all of his or her Shares within said six
(6) month period, such Shares as he or she shall then own shall once again become subject to the provisions hereof.

              (d) The purchase price of the Shares which shall have been offered for sale pursuant to this Section 4.2 shall be determined as provided in Article 5 of this Agreement and such purchase shall be effectuated in the manner and upon the terms and conditions set forth in Article 6 of this Agreement.



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                                                        OFFERING MEMORANDUM #102


              (e) The closing of any transaction of purchase and sale pursuant to this Section 4.2 shall be held at the Corporation's counsel's business office at 10:00 a.m., seventy-five (75) days after the date of the Shareholder's notice of his or her intention to sell the Shares.

         4.3. Purchase Of Shares In Event Of Death or Disability of Shareholder.

              (a) In the event of the death or disability of a Shareholder during the term of this Agreement, the Shareholder or the legal representative of the deceased Shareholder's estate shall only be permitted to Transfer the Shareholder's Shares to the following: (i) the beneficiaries of such Shareholder's estate, (ii) such party as shall be named in a specific bequest in the deceased Shareholder's last will and testament, or (iii) another Shareholder, director, officer or employee of the Agency; provided, however, that prior to any Transfer pursuant to subparagraph (iii) of this Section, the Agency provides to the Corporation, within thirty (30) days after the date of the Shareholder's death or disability, a written agreement in which the Agency agrees to continue to be bound by the terms of the Agency Agreement notwithstanding the Shareholder's death or disability, and provided further that the transferee of the deceased Shareholder's Shares agrees, in writing, to continue to be bound by the terms of this Agreement, as if the named Shareholder set forth herein.

              (b) In the event that the Agency fails or refuses to be bound by the terms of the Agency Agreement upon the Shareholder's death or disability, or if the Shareholder's permitted transferee fails or refuses to continue to be bound by the terms of this Agreement, then the disabled Shareholder or the legal representative of the deceased Shareholder's estate shall be obligated to offer to the Corporation, all of the Shares owned by the deceased or disabled Shareholders on the date of the Shareholder's death or disability.

              (c) If the Corporation desires to exercise the option herein contained, it shall give written notice to the legal representative of the deceased Shareholder, no later than sixty (60) days from the date of the deceased Shareholder's death, setting forth the number of the decease Shareholder's Shares that the Corporation wishes to purchase.

              (d) If the Corporation declines to purchase all of the Shares, then the disabled Shareholder or legal representative of the deceased Shareholder shall be free to Transfer all of the Shares not purchased by the Corporation, free of the provisions of this Agreement, for a period of six (6) months after the Shareholder's death or disability. If the disabled Shareholder or the legal representative of the deceased Shareholder's estate shall fail to Transfer all of the Shares within said six (6) month period, such Shares as he or she shall then own shall once again become subject to the provisions hereof.

              (e) The purchase price of the Shares which have been offered for sale as aforesaid, shall be determined as provided in Article 5 of this Agreement, and such purchase shall be effectuated in the manner and upon the terms and conditions set forth in Article 6 of this Agreement.




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              (f) The closing of any transaction of purchase and sale pursuant to this Section 4.3 shall be held at the Corporation's counsel's business office at 10:00 a.m., seventy-five (75) days after the date of the Shareholder's death or disability.

         4.4. Purchase of Shares In The Event Of Termination of Agency
Agreement.

              (a) In the event that the Shareholder's Agency Agreement with Proformance terminates for any reason whatsoever, whether due to a (i) breach or default by Proformance, (ii) breach or default by the Agency, (iii) voluntary termination by the Agency, (iv) voluntary termination by Proformance, (v) cancellation or nonrenewal of the Agency's license, (vi) fraud, abandonment, insolvency, gross negligence or willful misconduct by the Agency, or (vii) any other reason, the Shareholder shall be obligated to offer for sale to the Corporation, all of the Shareholder's Shares.

              (b) If the Corporation desires to exercise the Share purchase option herein contained, it shall give written notice to the Shareholder not later than sixty (60) days from the date of the Shareholder's notice, setting forth the number of the Shareholder's Shares it wishes to purchase.

              (c) If the Corporation declines to purchase all of the Shares, the Shareholder shall be free to Transfer all of the unpurchased Shares, free of the provisions of this Agreement, for a period of six (6) months after the date of termination of the Agency Agreement; provided, however, that prior to such Transfer, the transferee of such Shares must agree in writing to be bound by the terms and conditions of this Agreement. If the Shareholder shall fail to Transfer all of the Shares within said six (6) month period, such Shares as he or she shall then own shall once again become subject to the provisions hereof.

              (d) The purchase price of the Shares which shall have been offered for sale, as aforesaid, shall be determined as provided in Article 5 of this Agreement and such purchase shall be effectuated in the manner and upon the terms and conditions set forth in Article 6 of this Agreement.

              (e) The closing of any transaction of purchase and sale pursuant to this Section 4.4 shall be held at the Corporation's counsel's business office at 10:00 a.m., seventy-five (75) days after the date of the termination of the Agency Agreement.

5.       Purchase Price.

         5.1. As used in this Agreement, the phrase "Valuation Date" shall mean (insofar as it relates to the Purchase of Shares pursuant to Article 4 of this Agreement), the date of the end of the fiscal quarter of the Corporation last preceding the date upon which the Corporation has given notice of its desire to purchase the Shares.

         5.2. (a) The purchase price of each Share which is purchased and sold pursuant to any provision of Article 4 of this Agreement (other than Section 4.4(a)(ii), (v) or (vi)), shall be the greater of the Book Value or Alternate Value per Share as defined in Section 5.3 below, determined as of the Valuation Date.


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                                                        OFFERING MEMORANDUM #102


              (b) The purchase price of each Share which is purchased and sold pursuant to Section 4.4(a)(ii), (v) or (vi) of this Agreement, shall be the lesser of the Book Value or Alternate Value per Share as defined in Section 5.3 below, determined as of the Valuation Date.

         5.3. The following terms shall have the definitions set forth below for the purposes of this Agreement: (i) "Book Value" shall mean the shareholder equity reflected on the Corporation's balance sheet (prepared in accordance with generally accepted accounting principles) as of the Valuation Date, as certified by the Corporation's independent certified accountants, DIVIDED BY the number of outstanding shares of the Corporation determined on a fully diluted basis; and
(ii) "Alternate Value" shall mean the purchase price per share, at the time of the original acquisition of the Shareholder's Shares from the Corporation.

6.       Closing and Payment of Purchase Price.

         6.1. At the closing of any purchase and sale pursuant to this Agreement, the Shareholder shall deliver:

              (a) Certificates representing the Shares which are being purchased and sold pursuant to this Agreement, endorsed in blank;

              (b) All documents which the Corporation's counsel shall reasonably deem necessary or advisable in order to accomplish a complete Transfer of the Shares to the Corporation;

              (c) If applicable, the written resignation of the Shareholder as an officer, director and employee of the Corporation and/or its affiliates; and

              (d) The written termination of the Agency Agreement between Proformance and the Shareholder or the Agency.

         6.2. Payment of the total purchase price due to the Shareholder, in any sale pursuant to this Agreement, shall be made as follows:

              (a) If the Corporation has assigned its right to purchase the Shares to any third party as permitted by this Agreement, said third party shall pay at the closing an amount equal to the total purchase price as determined by
Article 5 of this Agreement;

              (b) If the Corporation has not assigned its right to purchase the Shares to a third party, then the Corporation shall pay at closing such amounts as it is able to pay, subject to the following conditions precedent;

                  (i) The Corporation must have cash on hand to enable it to make a payment to the Shareholder without adversely impairing the Corporation's and its affiliates' ability to operate safely and efficiently pursuant to the regulations of the New Jersey Department of Insurance;



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                                                        OFFERING MEMORANDUM #102


                  (ii) Any disbursements made by the Corporation or its affiliates for the purpose of making any payment to the Shareholder shall not cause the capital and surplus of Proformance to become "impaired" as defined by N.J.S.A. 17B:32-1(a), as amended from time to time; and

                  (iii) If required by law, the New Jersey Department of Insurance must approve of the payment in writing.

              (c) Interest shall accrue on the outstanding balance of the total purchase price, if any, due to the Shareholder from and after the closing, at the minimum rate of interest necessary under the Internal Revenue Code of 1986, as amended (the "Code"), to avoid an imputed rated of interest under the Code. Any payment of principal and interest to the Shareholder after closing shall be subject to the same conditions precedent set forth in Section 6.2(b)(ii) above regarding the payment of the portion of the purchase price at closing;

              (d) If at any time during which there is an outstanding balance of the total purchase due to the Shareholder, the Corporation commences a public or private offering of Shares of any class of its capital, the Corporation shall be obligated to allocate up to fifty percent (50%) of the Corporation's net proceeds of such offering for the exclusive purpose of making payments of the outstanding balance of the purchase price of the Shares, plus accrued interest, to all Shareholders to whom deferred purchase price is owed.

         6.3. The Corporation shall have the right to offset against the payment or payments of the purchase price due from it to the Shareholder, the amount of all sums due from the Shareholder to the Corporation and/or its affiliates, and to the extent so credited against the purchase price, such loan or other indebtedness shall be deemed to be and shall be canceled and discharged. Such credit against the purchase price shall be made regardless of the due date of any such loan or other indebtedness.

7. Insufficient Surplus. If, at the time of closing, the surplus of the Corporation is less than the total purchase price, then the Corporation and the Shareholder shall take such action which, in the opinion of counsel for the Corporation, will be legally permissible to enable the Corporation to increase its surplus, either by reducing its capital stock or by a reappraisal of its assets, or otherwise, to an amount equal to the total purchase price. Notwithstanding the foregoing, the Corporation shall not be required to take any action which, in the opinion of counsel for the Corporation and its Board of Directors, would cause the capital of an affiliate to become "impaired" as previously defined or adversely impact an affiliate's ability to operate safely and efficiently. Any action taken by the Corporation to increase its surplus pursuant to this Article 7 shall be subject to the prior written approval of the New Jersey Department of Insurance.

8.       Voting Agreement.

         8.1. Acknowledgment of Board of Directors Nominees. Until the 2003 annual meeting of the shareholders of the Corporation and Proformance ("Annual Meeting"), the Shareholder acknowledges that the Boards of Directors of the Corporation and Proformance are



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                                                        OFFERING MEMORANDUM #102


and shall continue to be, those members of the Board of Directors set forth in the Certificates of Incorporation of the Corporation and Proformance.

         8.2. Director Qualifications. The Shareholder acknowledges that any and all candidates for the Board of Directors of Proformance, other than James V. Gorman and two (2) designees of James V. Gorman, must be licensed insurance agents who, individually, or on behalf of a New Jersey licensed insurance agency employing the Shareholder, have entered into an Agency Agreement with Proformance. The Shareholder shall not nominate, vote for or permit any person not meeting the aforesaid qualifications, to be elected to or serve on the Board of Directors of Proformance and shall not permit any amendment to Proformance's by-laws having the purpose of or intended to abrogate this requirement.

9. Right to Consult Counsel. The Shareholder represents and warrants that he or she has read and fully understands the section of the Corporation's Private Placement Memorandum entitled "Risk Factors". The Corporation and the Shareholder recognize that the law firm of Riker, Danzig, Scherer, Hyland & Perretti LLP (the "Law Firm") represents the Corporation and some of the incorporators of the Corporation, including James V. Gorman, with respect to the preparation and execution of this Agreement, the offering of the Shares by the Corporation and the transactions contemplated hereby and thereby. The Shareholder represents that he or she has the opportunity to seek and obtain independent legal counsel and it has not been represented by the Law Firm with regard to the review and execution of this Agreement, the purchase of Shares offered by the Corporation and the transactions contemplated hereby and thereby. In addition, the Shareholder hereby agrees that the Law Firm may represent the Corporation in any matter in the future. The Shareholder waives any conflict of interest which has arisen or may arise by virtue of the Law Firm's representation of the Corporation or any of the Incorporators, unless the Shareholder hereafter gives notice to the Law Firm to the contrary with respect to any matter.

10. Notice. Whenever under the provisions of this Agreement notice is required to be given, it shall be in writing and shall be deemed given when mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to the Shareholder at his address as set forth herein, or to such other address as may appear on the record books of the Corporation, and addressed to the Corporation at its principal business office.

11.      Miscellaneous.

         11.1. Amendments. This Agreement may not be amended or supplemented at any time unless by a writing executed by the parties hereto, and all such amendments and supplements shall, except as otherwise provided hereinafter, be binding upon all other persons interested herein.

         11.2. Impairment Of Rights. No amendment, supplement or termination of this Agreement shall affect or impair any rights or obligations which have theretofore matured hereunder.




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                                                        OFFERING MEMORANDUM #102


         11.3. Further Assurances. All parties will take such further action and execute such other documents as are reasonably necessary to effectuate the purposes, terms and conditions of this Agreement.

         11.4. Partial Invalidity. The invalidity of any portion of this Agreement shall not affect the validity of the remainder of this Agreement.

         11.5. Assignment. The Corporation may assign any or all of its rights or obligations under this Agreement to any other person or entity without the prior consent of the Shareholder. The Shareholder may not assign any of his rights or obligations under this Agreement without the prior consent of the Corporation.

         11.6. Binding On Successors. This Agreement shall be binding upon and shall inure to the benefit of all of the parties hereto, and to their respective heirs, executors, administrators, successors and assigns, and shall be binding upon any person to whom any Shares are Transferred in violation of the provisions of this Agreement (whether voluntarily, pursuant to court order, by operation of law or otherwise), and the heirs, executors, administrators, successors or assigns of such person. Notwithstanding the foregoing, any obligation of the Corporation to purchase Shares under this Agreement shall apply only to Shares owned by the Shareholder or the Shareholder's estate.

         11.7. Termination. This Agreement shall terminate upon the written consent of the parties or upon the occurrence of any of the following events:

              (a) The adjudication of the Corporation as a bankrupt, or the execution by the Corporation of an assignment for the benefit of creditors.

              (b) The voluntary or involuntary complete liquidation or dissolution of the Corporation.

              (c) The passage of five (5) years from the date hereof; provided, however, that, the Corporation shall thereafter retain a right of first refusal with respect to the Shareholder's Shares which obligates the Shareholder to offer to the Corporation the right to purchase any Shares which the shareholder desires to Transfer to any third party, on the same terms as offered to such third party, prior to the Transfer of any shares to such third party. The Corporation shall exercise its right of first refusal, if at all, within thirty
(30) days after notice from the shareholder of his or her intent to Transfer shares to a third party and disclosing to the Corporation the proposed terms of such Transfer.

         11.8. Governing Law. This Agreement shall be governed by the law of the State of New Jersey.

         11.9. Captions. Any Section or Paragraph title or caption contained in this Agreement is for convenience only, and shall not in any way be construed to define, describe or limit the terms hereof.


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         11.10. Restrictive Legend. All certificates representing the Shares now or hereafter issued shall be endorsed as follows:

                The Shares represented by this certificate are issued and held subject to the restrictions on transfers and other matters contained in the Certificate of Incorporation of the Corporation, as such as amended and may be amended from time to time, and a certain Share Repurchase Agreement by and among the Corporation and its Shareholders, which are available for inspection at the offices of the Corporation. Transfer of the Shares represented by this certificate cannot be made except upon compliance with such provisions, of which notice is hereby given. The Corporation will mail to any person affected by such restrictions, a copy thereof, without charge, within five (5) days after receipt of a written request therefor.

                The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. They may not be sold or offered for sale in the absence of an effective registration statement as to the securities under said act and any applicable state securities law or an opinion of counsel satisfactory to the Corporation that such registration is not required.

                IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seal, or caused these presents to be duly executed by their proper corporate officers, the day and year first above written.

WITNESS:                                   SHAREHOLDER



Name:                                      Name:


ATTEST:                                    NATIONAL ATLANTIC HOLDINGS CORP.


                                           By:
---------------------------------------       ----------------------------------
Name:                                      Name:

Date:
     ----------------------------



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